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                                  NEWS RELEASE


 CONTACTS:   David P. Tusa, Senior Vice-           TELEPHONE: 713/644-9974
                    President Finance &
                    Administration
             Pat Solis, Treasurer and
                    Investor Relations


                    SERV-TECH ANNOUNCES TERMINATION OF MERGER
                           DISCUSSIONS WITH HYDROCHEM

         HOUSTON, TEXAS (30 September 1996) -- Serv-Tech, Inc. (NASDAQ - STEC) today announced the termination of merger negotiations with HydroChem Industrial Services. The parties were not able to reach final mutually-agreeable terms and conditions. In light of this development the Company has engaged the investment banking firm of Simmons & Company International to assist in exploring strategic alternatives to enhance shareholder value.
         SERV-TECH provides innovative specialty maintenance, electrical and instrumentation, and environmental services and products to the hydrocarbon processing, oil production, food, power, and pulp and paper industries worldwide.

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